Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 26, 2025, relating to the financial statements of Lite Strategy, Inc., appearing in the Annual Report on Form 10-K of Lite Strategy, Inc. for the year ended June 30, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California

October 8, 2025